Exhibit 32.1 Certificate:

CERTIFICATION OF PERIODIC FINANCIAL REPORT OF GRAY PEAKS, INC.

I, the undersigned, being the one of the Co-Chief Executive Officers, respectively, of Gray Peaks, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of his information, knowledge and belief, that (1) the Report on Form 10-QSB for the quarter ended June 30, 2006 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)) and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 15, 2006

/s/ Tim R. Sensenig
Title:
Co-Chief Executive Officer